EXHIBIT 10.32

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (the "Agreement") is made and entered into as of the 28th day of April, 2000, by and between Merchants Metals Holding Company, a Delaware corporation (the "Company"), and the person named on the signature page hereto (the "Stockholder").

WHEREAS, the Stockholder has agreed to purchase the number of shares of Class C Common Stock, par value $.01 per share, of the Company, as designated on the signature page hereto (the "Purchased Common Stock"); and

WHEREAS, as a condition to its agreement to sell the Purchased Common Stock to the Stockholder, the Company is requiring the Stockholder to execute and deliver this Agreement, whereby the number of shares of the Purchased Common Stock designated on the signature page hereto (the "Repurchase Shares") are subject to this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Grant of Repurchase Option to the Company. The Stockholder hereby grants to the Company (or its designee) the right to repurchase the Repurchase Shares on the terms and subject to the conditions described in this Agreement. Except as otherwise provided in this Section 1, if, at any time on or prior to the fifth anniversary of the date of the issuance of the Repurchase Shares to the Stockholder, the Stockholder shall cease to be a director, officer or employee of the Company or one or more of its subsidiaries for the reasons described in Section 2 (a "Termination Event"), then the Company (or its designee) shall have the option (the "Repurchase Option") to purchase all or a portion of the Unvested Shares (as defined in Section 2) in accordance with the provisions of Section 2 of this Agreement. If the Company (or its designee) desires to exercise the Repurchase Option, it shall give written notice of such exercise (the "Exercise Notice") to the Stockholder (or his personal representative in the event of his death) within 30 days following the occurrence of the Termination Event. The Exercise Notice shall indicate the number of the Unvested Shares to be repurchased by the Company. The Exercise Notice also shall indicate the repurchase price, as calculated in accordance with Section 2 of this Agreement, to be paid for the Unvested Shares to be repurchased and shall indicate the date (the "Repurchase Date") (which shall not be later than 60 days following the date of the Exercise Notice) on which the Unvested Shares identified in such Exercise Notice will be repurchased. On the Repurchase Date, the Stockholder (or his personal representative in the event of his death) will be obligated to sell, and the Company (or its designee) will be obligated to purchase (subject, in the case of the Company, to the receipt of any applicable lender approvals and subject to the availability of adequate legal surplus), the Unvested Shares to which the Exercise Notice relates, at the repurchase price calculated in accordance with Section 2 of this Agreement. The Repurchase Option shall expire 30 days following the occurrence of a Termination Event for any Unvested Shares with respect to which an Exercise Notice has not been delivered by such date.

      Repurchase Price and Vesting. Ownership in the following Repurchase Shares shall vest with the Stockholder in the portions and on the dates as follows:

      (1) 1/3 of the Repurchase Shares on the day after the third anniversary of the Issuance Date;

      (2) an additional 1/3 of the Repurchase Shares on the day after the fourth anniversary of the Issuance Date; and

      (3) an additional 1/3 of the Repurchase Shares on the day after the fifth anniversary of the Issuance Date.

      If the Stockholder's employment (and directorship, if applicable) is (are) terminated (i) by the Stockholder, (ii) by the Company (and a vote of the stockholders, in the case of a directorship) for any reason, or (iii) due to the Stockholder's death or disability, the Company may repurchase the Unvested Shares for a price of $1.00 per share.

      As used in this Agreement, (i) "Issuance Date" means the date of the purchase of the Repurchase Shares by the Stockholder, and (ii) "Unvested Shares" means the shares of Repurchase Stock not vested pursuant to this Section 2 by the date of the Termination Event.

      Restrictions on Transfer. The Stockholder agrees not to sell, assign, transfer, pledge hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such transfer or disposition being hereinafter referred to as a "Transfer") the Unvested Shares, except by will or by the laws of descent and distribution at any time prior to the fifth anniversary of the Issuance Date, unless such Transfer is in accordance with the terms and provisions of this Agreement. The Stockholder may not effect a Transfer of any of the Unvested Shares other than (i) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the members of the Board of Directors of the Company), (ii)  in connection with a business combination transaction approved by the Board of Directors of the Company, (iii) in connection with a "change in control" transaction involving a transfer or series of transfers to any person or group of related persons of the capital stock of the Company which results in the holder(s) thereof becoming entitled to elect a majority of the members of the Board of Directors of the Company, (iv) in connection with a public offering of the Company's capital stock in which the Stockholder is permitted to participate by the Company or (v) pursuant to the Repurchase Option. Notwithstanding the foregoing, the Stockholder may effect a Transfer of the Unvested Shares if the Repurchase Option has expired according to its terms. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect.

      Certificate Legend; Transferees Bound. The Stockholder agrees that the certificate(s) representing the Repurchase Shares will bear a legend indicating that the Repurchase Shares are subject to this Agreement. Any transferee(s) of the Repurchase Shares will be fully bound by the provisions of this Agreement, and the Repurchase Shares, in the hands of any such transferee(s), will be subject to the Repurchase Option provided herein.

      Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware (without giving effect to principles of conflict of laws).

      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

MERCHANTS METALS HOLDING COMPANY
By:/s/ Julius S. Burns
Name: Julius S. Burns
Title: President & C.E.O.
STOCKHOLDER:
/s/ Robert N. Tenczar ROBERT N. TENCZAR
Purchased Common Stock: 5,757 shares of Class C Common Stock, par value $0.01 per share, of the Company
Repurchase Shares: 5,757 shares of Purchased Common Stock